Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007 and the Information Supplement dated December 12, 2007)	June 10, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: June 30, 2008

•	Initial valuation date: June 25, 2008

•	Final valuation date: September 25, 2008

•	Maturity date: September 30, 2008

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	TBD	FWP-7	AA	TBD	16.000%	80.0%	TBD	TBD	TBD	TBD	E-2181	06738R2E5/ US06738R2E55
Arch Coal, Inc.	TBD	FWP-9	ACI	TBD	20.000%	75.0%	TBD	TBD	TBD	TBD	E-2182	06738R2F2/ US06738R2F21
Elan Corporation, plc	TBD	FWP-11	ELN	TBD	16.900%	60.0%	TBD	TBD	TBD	TBD	E-2183	06738R2G0/ US06738R2G04
Evergreen Solar, Inc.	TBD	FWP-13	ESLR	TBD	20.000%	70.0%	TBD	TBD	TBD	TBD	E-2184	06738R2H8/ US06738R2H86
First Solar, Inc.	TBD	FWP-15	FSLR	TBD	18.000%	60.0%	TBD	TBD	TBD	TBD	E-2185	06738R2J4/ US06738R2J43
Garmin Ltd.	TBD	FWP-17	GRMN	TBD	16.000%	70.0%	TBD	TBD	TBD	TBD	E-2186	06738R2K1/ US06738R2K16
Southwest Airlines Co.	TBD	FWP-19	LUV	TBD	9.500%	80.0%	TBD	TBD	TBD	TBD	E-2187	06738R2L9/ US06738R2L98
Nucor Corporation	TBD	FWP-21	NUE	TBD	13.900%	80.0%	TBD	TBD	TBD	TBD	E-2188	06738R2M7/ US06738R2M71
The Charles Schwab Corporation	TBD	FWP-23	SCHW	TBD	13.000%	80.0%	TBD	TBD	TBD	TBD	E-2189	06738R2N5/ US06738R2N54

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007, the prospectus supplement dated September 4, 2007, and the information supplement dated December 12, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, the prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, the prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

FWP-2

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

FWP-3

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

FWP-4

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

FWP-5

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Nonaluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications. The Company is global, operating in 44 countries. North America is the largest market with 57% of the Company’s revenues. Europe is also a significant market with 25% of the company’s revenues. The Company’s operations consist of six worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Extruded and End Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 1-3610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$39.09	$30.17	$33.15
September 30, 2002	$33.80	$18.35	$19.30
December 31, 2002	$26.37	$17.62	$22.78
March 31, 2003	$24.75	$18.45	$19.38
June 30, 2003	$27.19	$18.86	$25.50
September 30, 2003	$29.50	$24.00	$26.16
December 31, 2003	$38.92	$26.29	$38.00
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 30, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 9, 2008*	$44.76	$33.65	$42.17

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $42.17

Protection level: 80.00%

Protection price: $33.74

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.713540

Coupon: 16.00% per annum

Maturity: September 30, 2008

Dividend yield: 1.61% per annum

Coupon amount monthly: $13.33

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Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.00%		100.40%
+ 90%	4.00%		90.40%
+ 80%	4.00%		80.40%
+ 70%	4.00%		70.40%
+ 60%	4.00%		60.40%
+ 50%	4.00%		50.40%
+ 40%	4.00%		40.40%
+ 30%	4.00%		30.40%
+ 20%	4.00%		20.40%
+ 10%	4.00%		10.40%
+ 5%	4.00%		5.40%

0%	4.00%		0.40%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.00%	-1.00%	-4.60%
- 10%	4.00%	-6.00%	-9.60%
- 20%	4.00%	-16.00%	-19.60%
- 30%	N/A	-26.00%	-29.60%
- 40%	N/A	-36.00%	-39.60%
- 50%	N/A	-46.00%	-49.60%
- 60%	N/A	-56.00%	-59.60%
- 70%	N/A	-66.00%	-69.60%
- 80%	N/A	-76.00%	-79.60%
- 90%	N/A	-86.00%	-89.60%
- 100%	N/A	-96.00%	-99.60%

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Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2007, the company operated 18 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to to power plants, steel mills and industrial facilities. For the year ended December 31, 2007, the Company sold approximately 135.0 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 30, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 9, 2008*	$75.74	$41.25	$75.44

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $75.44

Protection level: 75.00%

Protection price: $56.58

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.255567

Coupon: 20.00% per annum

Maturity: September 30, 2008

Dividend yield: 0.40% per annum

Coupon amount monthly: $16.67

FWP-8

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.10%
+ 90%	5.00%		90.10%
+ 80%	5.00%		80.10%
+ 70%	5.00%		70.10%
+ 60%	5.00%		60.10%
+ 50%	5.00%		50.10%
+ 40%	5.00%		40.10%
+ 30%	5.00%		30.10%
+ 20%	5.00%		20.10%
+ 10%	5.00%		10.10%
+ 5%	5.00%		5.10%

0%	5.00%		0.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.90%
- 10%	5.00%	-5.00%	-9.90%
- 20%	5.00%	-15.00%	-19.90%
- 30%	N/A	-25.00%	-29.90%
- 40%	N/A	-35.00%	-39.90%
- 50%	N/A	-45.00%	-49.90%
- 60%	N/A	-55.00%	-59.90%
- 70%	N/A	-65.00%	-69.90%
- 80%	N/A	-75.00%	-79.90%
- 90%	N/A	-85.00%	-89.90%
- 100%	N/A	-95.00%	-99.90%

FWP-9

Elan Corporation, plc

According to publicly available information, Elan Corporation, plc (the “Company”) an Irish public limited company, is a neuroscience-based biotechnology company headquartered in Dublin, Ireland. The Company was incorporated as a private limited company in Ireland in December 1969 and became a public limited company in January 1984.

The Company’s operations are organized into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in research, development and commercial activities in the following areas Alzheimer’s disease, Parkinson’s disease, multiple sclerosis, Crohn’s disease and severe chronic pain.

EDT is a specialty pharmaceutical business unit of Elan. EDT focuses on product development, scale-up and manufacturing to address drug optimization challenges of the pharmaceutical industry.

The Company’s principal executive offices are located at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland and the telephone number is 353-1-709-4000.

The linked share’s SEC file number is 001-13896.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$13.97	$5.30	$5.47
September 30, 2002	$5.65	$1.32	$1.93
December 31, 2002	$3.09	$1.04	$2.46
March 31, 2003	$4.95	$2.25	$2.79
June 30, 2003	$9.00	$2.70	$5.64
September 30, 2003	$6.46	$4.05	$5.29
December 31, 2003	$7.06	$4.73	$6.89
March 31, 2004	$21.00	$6.89	$20.62
June 30, 2004	$25.50	$19.16	$24.74
September 30, 2004	$25.90	$16.45	$23.40
December 31, 2004	$30.45	$20.52	$27.25
March 31, 2005	$29.44	$3.00	$3.24
June 30, 2005	$8.40	$3.31	$6.82
September 30, 2005	$9.48	$6.72	$8.86
December 30, 2005	$14.47	$7.62	$13.93
March 31, 2006	$16.83	$11.88	$14.44
June 30, 2006	$19.35	$14.06	$16.70
September 29, 2006	$16.85	$13.16	$15.38
December 29, 2006	$16.14	$13.81	$14.75
March 30, 2007	$15.10	$11.70	$13.29
June 29, 2007	$22.40	$13.31	$21.93
September 30, 2007	$22.88	$16.38	$21.04
December 31, 2007	$24.90	$20.92	$21.98
March 31, 2008	$26.87	$17.82	$20.86
June 9, 2008*	$27.90	$20.53	$24.65

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ELN

Initial price: $24.65

Protection level: 60.00%

Protection price: $14.79

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.567951

Coupon: 16.90% per annum

Maturity: September 30, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.08

FWP-10

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.225%		100.00%
+ 90%	4.225%		90.00%
+ 80%	4.225%		80.00%
+ 70%	4.225%		70.00%
+ 60%	4.225%		60.00%
+ 50%	4.225%		50.00%
+ 40%	4.225%		40.00%
+ 30%	4.225%		30.00%
+ 20%	4.225%		20.00%
+ 10%	4.225%		10.00%
+ 5%	4.225%		5.00%

0%	4.225%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.225%	-0.775%	-5.00%
- 10%	4.225%	-5.775%	-10.00%
- 20%	4.225%	-15.775%	-20.00%
- 30%	4.225%	-25.775%	-30.00%
- 40%	4.225%	-35.775%	-40.00%
- 50%	N/A	-45.775%	-50.00%
- 60%	N/A	-55.775%	-60.00%
- 70%	N/A	-65.775%	-70.00%
- 80%	N/A	-75.775%	-80.00%
- 90%	N/A	-85.775%	-90.00%
- 100%	N/A	-95.775%	-100.00%

FWP-11

Evergreen Solar, Inc.

According to publicly available information, Evergreen Solar, Inc. (the “Company”) develops, manufactures and markets solar power products enabled by its proprietary String Ribbon™ technology that provide reliable and environmentally clean electric power throughout the world.

The Company’s revenues today are primarily derived from the sale of solar modules, which are assemblies of photovoltaic cells that have been electrically interconnected and laminated in a physically durable and weather-tight package. The Company sells its products using distributors, systems integrators and other value-added resellers, who often add value through system design by incorporating its modules with electronics, structures and wiring systems. Applications for its products include on-grid generation, in which supplemental electricity is provided to an electric utility grid, and off-grid generation for markets where access to conventional electric power is not economical or physically feasible. The Company’s products are currently sold primarily in Europe and the United States.

The linked share’s SEC file number is 0-31687.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$3.48	$1.32	$1.43
September 30, 2002	$1.70	$0.65	$0.83
December 31, 2002	$1.68	$0.44	$1.29
March 31, 2003	$2.32	$1.01	$1.61
June 30, 2003	$1.98	$1.26	$1.35
September 30, 2003	$3.25	$1.01	$2.07
December 31, 2003	$2.89	$1.48	$1.69
March 31, 2004	$2.80	$1.68	$2.40
June 30, 2004	$5.15	$2.25	$3.24
September 30, 2004	$3.29	$1.92	$2.86
December 31, 2004	$4.70	$2.82	$4.37
March 31, 2005	$7.60	$4.00	$7.07
June 30, 2005	$8.23	$4.68	$6.43
September 30, 2005	$9.54	$5.73	$9.33
December 30, 2005	$12.84	$7.74	$10.65
March 31, 2006	$17.50	$10.77	$15.40
June 30, 2006	$16.25	$10.00	$12.98
September 29, 2006	$13.50	$7.90	$8.30
December 29, 2006	$9.80	$7.27	$7.57
March 30, 2007	$10.98	$6.97	$9.75
June 29, 2007	$13.21	$8.11	$9.30
September 30, 2007	$10.49	$7.95	$8.93
December 31, 2007	$18.84	$8.95	$17.27
March 31, 2008	$18.61	$7.52	$9.27
June 9, 2008*	$12.12	$8.08	$9.39

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ESLR

Initial price: $9.39

Protection level: 70.00%

Protection price: $6.57

Physical delivery amount: 106($1,000/Initial price)

Fractional shares: 0.496273

Coupon: 20.00% per annum

Maturity: September 30, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-12

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	5.00%	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-13

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants — each with four production lines — at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	N.A.	N.A.	N.A.
June 30, 2005	N.A.	N.A.	N.A.
September 30, 2005	N.A.	N.A.	N.A.
December 30, 2005	N.A.	N.A.	N.A.
March 31, 2006	N.A.	N.A.	N.A.
June 30, 2006	N.A.	N.A.	N.A.
September 29, 2006	N.A.	N.A.	N.A.
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 30, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 9, 2008*	$317.00	$232.20	$244.76

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $244.76

Protection level: 60.00%

Protection price: $146.86

Physical delivery amount: 4($1,000/Initial price)

Fractional shares: 0.085635

Coupon: 18.00% per annum

Maturity: September 30, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.00

FWP-14

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	4.50%	-25.50%	-30.00%
- 40%	4.50%	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

FWP-15

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 19 million products, which includes the delivery of over 5.4 million products during 2006. The Company’s target markets are currently broken down into four main segments—automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.13	$10.68	$11.03
September 30, 2002	$11.07	$9.03	$9.28
December 31, 2002	$15.17	$8.85	$14.65
March 31, 2003	$18.60	$13.68	$17.90
June 30, 2003	$25.85	$17.44	$19.94
September 30, 2003	$23.75	$17.85	$20.94
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 30, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
June 9, 2008*	$56.94	$39.75	$49.59

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $49.59

Protection level: 70.00%

Protection price: $34.71

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.165356

Coupon: 16.00% per annum

Maturity: September 30, 2008

Dividend yield: 1.51% per annum

Coupon amount monthly: $13.33

FWP-16

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.00%		100.38%
+ 90%	4.00%		90.38%
+ 80%	4.00%		80.38%
+ 70%	4.00%		70.38%
+ 60%	4.00%		60.38%
+ 50%	4.00%		50.38%
+ 40%	4.00%		40.38%
+ 30%	4.00%		30.38%
+ 20%	4.00%		20.38%
+ 10%	4.00%		10.38%
+ 5%	4.00%		5.38%

0%	4.00%		0.38%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.00%	-1.00%	-4.62%
- 10%	4.00%	-6.00%	-9.62%
- 20%	4.00%	-16.00%	-19.62%
- 30%	4.00%	-26.00%	-29.62%
- 40%	N/A	-36.00%	-39.62%
- 50%	N/A	-46.00%	-49.62%
- 60%	N/A	-56.00%	-59.62%
- 70%	N/A	-66.00%	-69.62%
- 80%	N/A	-76.00%	-79.62%
- 90%	N/A	-86.00%	-89.62%
- 100%	N/A	-96.00%	-99.62%

FWP-17

Southwest Airlines Co.

According to publicly available information, Southwest Airlines Co. (the “Company”) is a major passenger airline that provides scheduled air transportation in the United States. Based on the most recent data available from the U.S. Department of Transportation (“DOT”), the Company is the largest air carrier in the United States, as measured by the number of originating passengers boarded and the number of scheduled domestic departures. The Company commenced Customer Service on June 18, 1971, with three Boeing 737 aircraft serving three Texas cities — Dallas, Houston, and San Antonio. As of December 31, 2007, the Company operated 520 Boeing 737 aircraft and provided service to 64 cities in 32 states throughout the United States. In 2007, the Company recommenced service to San Francisco International Airport.

The Company focuses principally on point-to-point, rather than hub-and-spoke, service, providing its markets with frequent, conveniently timed flights and low fares. As of December 31, 2007, the Company served 411 nonstop city pairs.

The linked share’s SEC file number is 001-07259.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$19.35	$14.85	$16.16
September 30, 2002	$16.08	$10.90	$13.06
December 31, 2002	$16.65	$11.23	$13.90
March 31, 2003	$15.33	$11.72	$14.36
June 30, 2003	$17.70	$14.09	$17.20
September 30, 2003	$18.99	$15.86	$17.70
December 31, 2003	$19.69	$15.30	$16.14
March 31, 2004	$16.60	$12.88	$14.21
June 30, 2004	$17.06	$13.56	$16.77
September 30, 2004	$16.85	$13.18	$13.62
December 31, 2004	$16.74	$13.45	$16.28
March 31, 2005	$16.45	$13.60	$14.24
June 30, 2005	$15.50	$13.56	$13.93
September 30, 2005	$14.85	$13.05	$14.85
December 30, 2005	$16.94	$14.54	$16.43
March 31, 2006	$18.09	$15.62	$17.99
June 30, 2006	$18.17	$15.10	$16.37
September 29, 2006	$18.20	$15.66	$16.66
December 29, 2006	$17.03	$14.61	$15.32
March 30, 2007	$16.58	$14.50	$14.70
June 29, 2007	$15.90	$14.03	$14.91
September 30, 2007	$16.96	$14.21	$14.80
December 31, 2007	$15.06	$12.12	$12.20
March 31, 2008	$13.10	$11.02	$12.40
June 9, 2008*	$14.77	$11.75	$14.19

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LUV

Initial price: $14.19

Protection level: 80.00%

Protection price: $11.35

Physical delivery amount: 70($1,000/Initial price)

Fractional shares: 0.472163

Coupon: 9.50% per annum

Maturity: September 30, 2008

Dividend yield: 0.10% per annum

Coupon amount monthly: $7.92

FWP-18

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.375%		100.03%
+ 90%	2.375%		90.03%
+ 80%	2.375%		80.03%
+ 70%	2.375%		70.03%
+ 60%	2.375%		60.03%
+ 50%	2.375%		50.03%
+ 40%	2.375%		40.03%
+ 30%	2.375%		30.03%
+ 20%	2.375%		20.03%
+ 10%	2.375%		10.03%
+ 5%	2.375%		5.03%

0%	2.375%		0.03%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.375%	-2.625%	-4.97%
- 10%	2.375%	-7.625%	-9.97%
- 20%	2.375%	-17.625%	-19.97%
- 30%	N/A	-27.625%	-29.97%
- 40%	N/A	-37.625%	-39.97%
- 50%	N/A	-47.625%	-49.97%
- 60%	N/A	-57.625%	-59.97%
- 70%	N/A	-67.625%	-69.97%
- 80%	N/A	-77.625%	-79.97%
- 90%	N/A	-87.625%	-89.97%
- 100%	N/A	-97.625%	-99.97%

FWP-19

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for the majority of the sales and the majority of the earnings in 2007, 2006 and 2005. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, fabricated concrete reinforcing steel, cold finished steel, steel fasteners, light gauge steel framing, steel grating and expanded metal, and wire and wire mesh. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$17.54	$14.26	$16.26
September 30, 2002	$16.33	$9.28	$9.48
December 31, 2002	$12.84	$9.00	$10.33
March 31, 2003	$11.26	$8.76	$9.54
June 30, 2003	$13.13	$9.38	$12.21
September 30, 2003	$13.14	$11.30	$11.47
December 31, 2003	$14.70	$11.46	$14.00
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
September 30, 2007	$64.74	$41.62	$59.47
December 31, 2007	$64.97	$50.11	$59.22
March 31, 2008	$75.67	$47.72	$67.74
June 9, 2008*	$83.56	$65.89	$78.89

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $78.89

Protection level: 80.00%

Protection price: $63.11

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.675878

Coupon: 13.90% per annum

Maturity: September 30, 2008

Dividend yield: 2.98% per annum

Coupon amount monthly: $11.58

FWP-20

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.475%		100.75%
+ 90%	3.475%		90.75%
+ 80%	3.475%		80.75%
+ 70%	3.475%		70.75%
+ 60%	3.475%		60.75%
+ 50%	3.475%		50.75%
+ 40%	3.475%		40.75%
+ 30%	3.475%		30.75%
+ 20%	3.475%		20.75%
+ 10%	3.475%		10.75%
+ 5%	3.475%		5.75%

0%	3.475%		0.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.475%	-1.525%	-4.25%
- 10%	3.475%	-6.525%	-9.25%
- 20%	3.475%	-16.525%	-19.25%
- 30%	N/A	-26.525%	-29.25%
- 40%	N/A	-36.525%	-39.25%
- 50%	N/A	-46.525%	-49.25%
- 60%	N/A	-56.525%	-59.25%
- 70%	N/A	-66.525%	-69.25%
- 80%	N/A	-76.525%	-79.25%
- 90%	N/A	-86.525%	-89.25%
- 100%	N/A	-96.525%	-99.25%

FWP-21

The Charles Schwab Corporation

According to publicly available information, The Charles Schwab Corporation (the “Company”), headquartered in San Francisco, California, was incorporated in 1986 and engages, through its subsidiaries, in securities brokerage, banking, and related financial services. At December 31, 2007, the Company had $1.446 trillion in client assets, 7.0 million active brokerage accounts, 1.2 million corporate retirement plan participants, and 262,000 banking accounts. Certain subsidiaries of the Company include: (1) Charles Schwab & Co., Inc., incorporated in 1971, which is a securities broker-dealer with 308 domestic branch offices in 45 states, as well as a branch in each of the Commonwealth of Puerto Rico and London, United Kingdom; (2) Charles Schwab Bank, N.A., which is a retail bank located in Reno, Nevada; (3) Charles Schwab Investment Management, Inc., which is the investment advisor for Schwab’s proprietary mutual funds; and (4) CyberTrader, Inc., located in Austin, Texas, which is an electronic trading technology and brokerage firm providing services to highly active, online traders.

The linked share’s SEC file number is 1-9700.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	N.A.	N.A.	N.A.
June 30, 2005	N.A.	N.A.	N.A.
September 30, 2005	N.A.	N.A.	N.A.
December 30, 2005	$15.23	$14.56	$14.67
March 31, 2006	$18.26	$14.00	$17.21
June 30, 2006	$18.53	$14.22	$15.98
September 29, 2006	$18.00	$14.00	$17.90
December 29, 2006	$19.49	$16.34	$19.34
March 30, 2007	$20.86	$17.52	$18.29
June 29, 2007	$23.02	$18.22	$20.52
September 30, 2007	$22.68	$17.41	$21.60
December 31, 2007	$25.72	$21.17	$25.55
March 31, 2008	$25.69	$17.86	$18.83
June 9, 2008*	$23.25	$18.10	$21.49

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 9, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SCHW

Initial price: $21.49

Protection level: 80.00%

Protection price: $17.19

Physical delivery amount: 46($1,000/Initial price)

Fractional shares: 0.533271

Coupon: 13.00% per annum

Maturity: September 30, 2008

Dividend yield: 5.58% per annum

Coupon amount monthly: $10.83

FWP-22

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.25%		101.40%
+ 90%	3.25%		91.40%
+ 80%	3.25%		81.40%
+ 70%	3.25%		71.40%
+ 60%	3.25%		61.40%
+ 50%	3.25%		51.40%
+ 40%	3.25%		41.40%
+ 30%	3.25%		31.40%
+ 20%	3.25%		21.40%
+ 10%	3.25%		11.40%
+ 5%	3.25%		6.40%

0%	3.25%		1.40%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.25%	-1.75%	-3.60%
- 10%	3.25%	-6.75%	-8.60%
- 20%	3.25%	-16.75%	-18.60%
- 30%	N/A	-26.75%	-28.60%
- 40%	N/A	-36.75%	-38.60%
- 50%	N/A	-46.75%	-48.60%
- 60%	N/A	-56.75%	-58.60%
- 70%	N/A	-66.75%	-68.60%
- 80%	N/A	-76.75%	-78.60%
- 90%	N/A	-86.75%	-88.60%
- 100%	N/A	-96.75%	-98.60%

FWP-23